UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

DRI Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas		75240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Today, December 21, 2011, DRI Corporation (the “Company”) filed a Form 25 with the U.S. Securities and Exchange Commission (“SEC”). Management now anticipates that the Company’s voluntary delisting from the NASDAQ Capital Market® will become effective on December 28, 2011.

As previously reported, the Company notified The NASDAQ Stock Market, Inc. on December 16, 2011 of its determination to file a Form 25 with the SEC to effect the voluntary delisting of its common stock from the NASDAQ Capital Market®. The Company has completed arrangements for the Company’s common stock to begin quotation on the OTCQB™ Marketplace, and management now anticipates a transition effectiveness date of December 28, 2011.

The OTCQB™ Marketplace is a market tier for over-the-counter-traded companies that are registered and reporting with the SEC. The Company believes the transition to the OTCQB™ Marketplace will save expenses and should allow for a continued orderly trading market for the common stock as the Company continues to pursue strategic alternatives.

The Company intends to continue filing reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011

DRI CORPORATION

By:	/S/ KATHLEEN B. OHER
KATHLEEN B. OHER
Vice President, Chief Financial Officer, Treasurer, and Secretary